SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): August 25, 2004



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



           Utah                       0-9341                 87-0345941
-----------------------------   ------------------------ ----------------
(State or other jurisdiction    (Commission File Number) (IRS Employer
 of incorporation)                                       Identification No.)




                 5300 South 360 West, Salt Lake City, Utah 84123
               (Address of principal executive offices) (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 264-1060





                                 Does Not Apply
          (Former name or former address, if changed since last report)


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ITEM 2.  Agreement  and  Plan of  Reorganization  with  Southern  Security  Life
Insurance Company

     On August 25, 2004, Security National Financial Corporation (the "Company") through its wholly owned subsidiaries, Security National Life Insurance Company and SSLIC Holding Company, entered into an Agreement and Plan of Reorganization with Southern Security Life Insurance Company, a Florida corporation. Security National Life Insurance Company and SSLIC Holding Company currently own 76.7% of the outstanding common shares of Southern Security Life Insurance Company. Upon completion of the Agreement and Plan of Reorganization, SSLIC Holding Company will be merged with and into Southern Security Life Insurance Company, which merger, if consummated, would result in (i) Southern Security Life Insurance Company becoming a wholly-owned subsidiary of Security National Life Insurance Company and (ii) the stockholders of Southern Security Life Insurance Company (except for Security National Life Insurance Company and SSLIC Holding Company) becoming entitled to receive cash for their shares of common stock of Southern Security Life Insurance Company.

     If the proposed merger is completed, the separate existence of SSLIC Holding Company will cease as Southern Security Life Insurance Company will be the surviving corporation in the merger and will continue to be governed by the laws of the State of Florida, and the separate corporate existence of Southern Security Life Insurance Company, will continue unaffected by the merger. The shares of common stock owned by the stockholders of Southern Security Life Insurance Company (except for the shares of common stock owned by Security National Life Insurance Company and SSLIC Holding Company) immediately prior to the effective time of the merger will be exchanged for cash.

     The total  amount of cash to be paid by Security  National  Life  Insurance
Company to the holders of common stock of Southern Security Life Insurance Company (except for Security National Life Insurance Company and SSLIC Holding Company), holding an aggregate of 490,816 shares of the common stock of Southern Security Life Insurance Company, pro rata to the respective share ownership, will be $3.84 per share of common stock, or an aggregate of $1,884,733.44. The 490,816 shares of the common stock that Security National Life Insurance Company has agreed to purchase from stockholders of Southern Security Life Insurance Company represent 23.3% of the outstanding shares of Southern Security Life Insurance Company, or all of the outstanding shares of Southern Security Life
Insurance Company, except for the shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company.

     If the proposed merger is completed, each share of the common stock of Southern Security Life Insurance Company issued and outstanding immediately prior to the effective time of the merger (except for shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company) will, by virtue of the merger and without any action on the part of the stockholder thereof, automatically be canceled and converted into the right to receive cash in the amount equal to $3.84 per share. In addition, each holder of common shares of Southern Security Life Insurance Company immediately prior to the effective time of the merger (except for shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company) will, by virtue of the merger and without any action on the part of such stockholder, cease being a stockholder of Southern Security Life Insurance Company and automatically receive cash in an amount equal to the number of shares of common stock held of record by such stockholder at such time multiplied by $3.84 per share.

     Southern Security Life Insurance Company has scheduled an Annual Meeting of Stockholders to be held on October 8, 2004, in which its stockholders will be asked to vote on the approval and adoption of the Agreement and Plan of Reorganization. In order to complete the proposed merger, a majority of all of the common shares entitled to vote on the proposal by the stockholders of Southern Security Life Insurance Company must vote to approve and adopt the Agreement and Plan of Reorganization.

     The obligations of Security National Life Insurance Company, SSLIC Holding Company and Southern Security Life Insurance Company to complete the proposed merger are subject to the satisfaction of the following conditions:

o The approval and adoption of the Agreement and Plan of Reorganization by the stockholders of Southern Security Life Insurance Company;

o The termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or such compliance shall have been waived by the governmental agencies having authority to give such waiver;

o All authorizations, consents, orders or approvals of any governmental entity (including the insurance departments of the states of Florida and Utah) necessary for the transactions contemplated by the Agreement and Plan of Reorganization shall have been obtained;

o On the closing date the dissenting shares of the common stock of Southern Security Life Insurance Company must not exceed 10% of its outstanding common shares;

o There shall not be instituted any action or proceeding before any court or governmental agency or other regulatory administrative agency or commission challenging the transactions contemplated by the Agreement and Plan of Reorganization.

o Each officer and director of Southern Security Life Insurance Company shall have executed a letter containing the resignation of such person as such officer and/or director effective as of the effective time of the merger or such date as Security National Life Insurance Company shall request;

     Security National Life Insurance Company and Southern Security Life Insurance Company can jointly agree to terminate the proposed Agreement and Plan of Reorganization at any given time. Either company may also terminate the agreement under other circumstances described in the Agreement and Plan of Reorganization.

     The Company and Southern Security Life Insurance Company have retained the firm of Houlihan Valuation Advisors to provide a valuation report to estimate the fair market value of the 490,816 shares of the common stock of Southern Security Life Insurance Company to be purchased in the transaction from the minority stockholders as of June 30, 2004, and to express an opinion as to the fairness to the minority stockholders of Southern Security Life Insurance Company of the proposed purchase by Security National Life Insurance Company of the 490,816 common shares, assuming the transaction is consummated as proposed. Houlihan Valuation Advisors have provided a fairness opinion to the Company and Southern Security Life Insurance Company dated August 25, 2004. In the fairness opinion, Houlihan Valuation Advisors state that it is their opinion that the transaction as proposed in the Agreement and Plan of Reorganization is fair to the minority shareholders of Southern Security Life Insurance Company from a financial point of view, assuming that the transaction is consummated as proposed at a common share price of $3.84 per share, and that the minority shareholders are receiving adequate consideration in the transaction in exchange for the sale of their common stock.

     Stockholders of Southern Security Life Insurance Company who do not vote in favor of the Agreement and Plan of Reorganization and who follow certain procedures have the right to dissent from, and obtain payment for, their shares in the event of the consummation of the proposed merger. Any stockholder who wishes to dissent and demand payment for his shares in the event of consummation of the Agreement and Plan of Reorganization must comply with the requirements and procedures under the Florida Business Corporation Act regarding rights of dissenting stockholders.

ITEM 7.  Financial Statements and Exhibits

         (c)  Exhibits

     10.1 Agreement  and Plan of  Reorganization  among  Security  National Life
          Insurance Company, SSLIC Holding Company and Southern Security Life Insurance Company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SECURITY NATIONAL
                                         FINANCIAL CORPORATION
                                         (Registrant)



Date: August 30, 2004                    By: /s/ Scott M. Quist
                                         Scott M. Quist, President and Chief
                                         Operating Officer